As filed with the Securities and Exchange Commission on January 9, 1998.
                                                   Registration No. 333-_______

-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  __________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                             RETROSPETTIVA, INC.

            (Exact name of Registrant as specified in its charter)
                                 ___________

          CALIFORNIA                                             94-4298051
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                 ___________

               8825 WEST OLYMPIC BLVD., BEVERLY HILLS, CA 90211
             (Address of principal executive offices) (Zip Code)


                            1996 STOCK OPTION PLAN
                           (Full title of the plan)


                MICHAEL D. SILBERMAN, CHIEF FINANCIAL OFFICER
                           8825 WEST OLYMPIC BLVD.
                           BEVERLY HILLS, CA 90211
                                (310) 657-1745
                     (Name, address, including zip code,
      and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

                       ________________________________

                      Exhibit Index Begins at Page II-6

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 Title of         Amount to be      Proposed        Proposed        Amount of
 Securities       Registered(1)      Maximum         Maximum      Registration
 to be                              Offering        Aggregate          Fee
 Registered                         Price Per       Offering
                                   Security(2)      Price(2)
-------------------------------------------------------------------------------
 Common Stock,      1,786,930        $ 6.00        $10,721,580        $3249.
 no par value        Shares
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     (1) This Registration Statement, pursuant to Rule 416, covers any additional shares of no par value Common Stock ("shares") which become issuable under the 1996 Employee Stock Plan ("Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

     (2) Estimated solely for the purpose of computing the amount of the Registration fee under Rule 457 of the Securities Act of 1933, as amended. A total of 1,786,930 shares are issuable under the Plan at an offering price per share based upon the closing price of the Common Stock on the NASDAQ National Market on January 6, 1998 of $6.00 per share.

                             RETROSPETTIVA, INC.

                                   PART I

                  Cross Reference Sheet Required by Item 501

          ITEM IN FORM S-8              CAPTION IN PROSPECTUS
          ----------------              ---------------------
1.   General Plan Information      Cover Page; Issuer and Participating
                                   Employees;  Description of the Plan; Tax
                                   Consequences

2.   Registrant Information and
     Employee Plan Annual
     Information                   Available Information

3.   Incorporation of Documents
     by Reference                  Incorporation of Documents by Reference

4.   Description of Securities     Description of Common Stock

5.   Interests of Named Experts
     and Counsel                   Counsel

6.   Indemnification of
     Directors and Officers        SEC Position Regarding Indemnification

7.   Exemption from Registration
     Claimed                       Not Applicable

8.   Exhibits                      Not Applicable (See Part II, Item 8)

9.   Undertakings                  Not Applicable (See Part II, Item 9)


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in the Reoffer Prospectus which follows. The Reoffer Prospectus together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the Section 10(a) Prospectus.

                              REOFFER PROSPECTUS

     The material which follows, up to but not including the page beginning
Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1996 Employee Stock Plan by directors of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                               1,786,930 SHARES
                                 COMMON STOCK


                             RETROSPETTIVA, INC.
                               _______________

                            1996 STOCK OPTION PLAN
                               _______________

     This Reoffer Prospectus ("Prospectus") relates to the offering by Retrospettiva, Inc. (the "Company") and the Company's employees, officers, directors and consultants of up to 1,786,930 shares (subject to adjustment in certain circumstances) of the Company's no par value Common Stock (the "Common Stock" or "shares"), purchasable by such employees, officers, directors and consultants pursuant to Common Stock options ("options") under the Company's 1996 Stock Option Plan (the "Plan"). As of the date hereof 1,701,633 options issued under the Plan are outstanding.

                               _______________

     This Prospectus will be used by non-affiliates of the Company as well as persons who are "affiliates" (as that term is defined under the Securities Act of 1933) to effect resales of the shares. See "Selling Stockholders." The Company will receive no part of the proceeds of any such sales although it will receive the exercise price of the options.

                               _______________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               _______________

     No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of the time subsequent to the date hereof.

                               ________________

              The date of this Prospectus is January 9, 1998.

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is traded on the NASDAQ National Market under the symbol "RTRO." Reports, proxy and information statements may also be inspected at the NASDAQ National Market offices, 1735 K Street Northwest, Washington, D.C. 20006.

     The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may furnish such other reports as may be authorized, from time to time, by its Board of Directors.

                          INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this Prospectus, either in whole or in part. The Company will provide without charge (i) to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) documents and information required to be delivered to the Company's directors pursuant to Rule 428(b). Requests for such information shall be addressed to the Company at 8825 West Olympic Blvd., Beverly Hills, CA 90211, (310) 657-1745.

                                  TABLE OF CONTENTS


INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

METHOD OF SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

SEC POSITION REGARDING INDEMNIFICATION . . . . . . . . . . . . . . . . . . .  6

DESCRIPTION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . .  6

APPLICABLE SECURITIES LAW RESTRICTIONS . . . . . . . . . . . . . . . . . . .  8

TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

                                     INTRODUCTION

     The Company contracts for the manufacture of a variety of garments, primarily basic women's activewear, sportswear and businesswear which include skirts, blouses, blazers, pants, shorts, vests and dresses, using assorted fabrics including rayons, linens, cotton and wool. The Company offers such garments to customers under its own label, "Magellan" and "Retrospettiva" and under private labels selected by its customers and markets its products exclusively in the United States to (i) large wholesalers such as Giorgio Sant' Angelo, Jeans Collectibles, V.S. Sport, Positive Influence, David N., Synari and Wild Life (ii) national retailers including department stores such as Dayton Hudson, J.C. Penney, Casual Corner and Newton's, and (iii) women's chain clothing stores such as Marshalls, TJ Maxx, Chadwicks, Hit or Miss, Fred Mayer and Cato.

     Substantially all of the Company's garments are sold on a "package" basis pursuant to which the Company markets at fixed prices finished garments to the customer's specifications and quantity requirements, arranges for production of the garments and delivers the garments directly to the customer at the port of entry. In its marketing, the Company emphasizes these package arrangements and what it believes to be the better quality and lower prices of garments produced by skilled Macedonian workers as compared to lower paid workers in certain other regions.

     As a package provider, the Company sources and purchases fabrics and trims, arranges for cutting and sewing, and coordinates any other services required to provide a completed garment. Since the Company manufactures its finished products only upon receipt of purchase orders from its wholesale and retail customers, and therefore does not maintain an inventory of finished products, the Company believes that it minimizes the marketing and fashion risk generally associated with the apparel industry. Fabrics and trims are purchased from suppliers in China, India, Russia, Romania, Italy and the United States. After dying the fabric, if necessary, the fabric and trim are shipped to factories selected by the Company (located in Macedonia) where they are manufactured into completed garments under the Company's management and quality control guidance.

     The apparel industry is highly competitive and consists of numerous manufacturers, importers, and distributors. Many of the Company's competitors are significantly larger, more diversified and have significantly greater financial, distribution, marketing, name recognition and other resources than the Company. The Company believes it has certain competitive advantages resulting from its relationship with Macedonian manufacturers including (i) the availability in Macedonian factories of highly skilled workers at relatively lower costs in more economically developed regions, (ii) a lack of quotas and lower tariffs in the importation into the United States of finished goods from Macedonia, and (iii) lower shipping costs and faster garment delivery as a result of the closer geographical proximity to the United States of the Company's Macedonian contract manufacturers compared to manufacturers in the Pacific Rim nations.

     The Company was organized in November 1990 initially to manufacture and import textile products from Italy including finished garments and fabrics. By 1993, the Company was purchasing fabrics from firms and factories around the world and contracting for the manufacture of finished garments in Macedonia for importation into the United States.

     The Company's executive offices are located at 8825 West Olympic Blvd., Beverly Hills, California 90211, and its telephone number is (310) 657-1745.

                                 SELLING STOCKHOLDERS

     This Prospectus covers possible sales by officers and directors of the Company of shares they acquire through exercise of options granted under the Plan. The names of such officers and directors who may be Selling Stockholders from time to time are listed below, along with the number of shares of Common Stock currently owned by them and the number of shares offered for sale hereby. The number of shares offered for sale by such individuals may be updated in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended. The address of each individual is in care of the Company at 8825 West Olympic Blvd., Beverly Hills, California 90211, and its telephone number is (310) 657-1745.

                                                        Number of
Name of Selling                 Shareholdings         Shares Offered
   Stockholder           Number(1)(2)     Percent(1)    For Sale(2)
---------------          ------------     ----------  --------------
Borivoje Vukadinovic      2,354,051         55.3        1,358,070

Michael D. Silberman        194,735          6.4          119,128

Ivan Zogovic                 66,712          2.4           66,712

Mojgan Keywanfar             66,712          2.4           66,712

S. William Yost              23,826            *           23,826

Donald E. Tormey             23,826            *           23,826

Philip E. Graham             23,826            *           23,826


----------
*    Less than 1%.

(1) Includes all stock options exercisable within 60 days from the date hereof, including stock options issued under the Plan.

(2) The Company's officers, directors and 5% or greater shareholders (holding an aggregate of 1,101,991 shares) have entered into a lock-up agreement with the Representatives of the Underwriters of the Company's initial public offering pursuant to which they have agreed not to sell or otherwise dispose of any of their shares of Common Stock (including shares issuable upon exercise of stock options) until September 13, 1999 without the prior written consent of the Representatives; provided, however, that 50% of such shares (550,996 shares) may be sold after September 23, 1998 if the Company reports at least $1,000,000 of after tax net income for the year ending December 31, 1997. These lock-up agreements do not apply to 75,000 shares registered by the Company in September 1997. In addition, the holders of an additional 573,009 shares acquired in a prior private placement of the Company's securities have agreed not to sell or otherwise dispose of their shares without prior written consent of such Representatives until September 23, 1998.

                                    METHOD OF SALE

     Sales of the shares offered by this Prospectus will be made on the NASDAQ National Market, where the Company's Common Stock is listed for trading, in other markets where the Company's Common Stock may be traded or in negotiated transactions. Sales will be at prices current when the sales take place and will generally involve payment of customary brokers' commissions. There is no present plan of distribution.

                        SEC POSITION REGARDING INDEMNIFICATION

     The Company's Article of Incorporation and Bylaws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                               DESCRIPTION OF THE PLAN

     In May 1996 the Company's Board of Directors approved the Plan for the benefit of employees, officers, directors and consultants of the Company. The Company believes that the Plan provides an incentive to individuals to act as employees, officers, directors and consultants of the Company and to maintain a continued interest in the operations and future of the Company. All options were issued under Section 422A of the Internal Revenue Code, and include qualified and non-qualified stock options.

     The terms of the Plan provide that the Company is authorized to grant options to purchase shares of Common Stock ("options" or "option shares") to employees, officers, directors and consultants of the Company upon the majority consent of the Compensation Committee of the Company's Board of Directors. Any employee, officer, director or consultant of the Company is eligible to receive options under the Plan. The option price to be paid by optionees for shares under qualified stock options must not be less than the fair market value of the options shares as reported by the NASDAQ National Market on the date of the grant. The option price for nonqualified stock options will not be less than 85% of such fair market value. Options must be exercised within 10 years following the date of grant (or sooner at the discretion of the Compensation Committee), and the optionee must exercise options during service to the Company or within three months of termination of such service (12 months in the event of death on disability). The Compensation Committee may extend the termination date of an option granted under the Plan.

     A total of 1,786,930 shares of the Company's authorized but unissued Common Stock have been reserved for issuance pursuant to the Plan of which 1,701,633 options are currently outstanding at exercise prices ranging from $.63 to $6.25 per share. In the event of a change in control of the Company (as defined in the Plan), all outstanding options become immediately exercisable.

     Options under the Plan may not be transferred, except by will or by the laws of intestate succession. The number of shares and price per share of the options under the Plan will be proportionately adjusted to reflect forward and reverse stock splits. The holder of an option under the Plan has none of the rights of a shareholder until shares are issued.

     The Plan is administered by the Compensation Committee (consisting of not less than two disinterested directors) which has the power to interpret the Plan, determine which persons are to be granted options and the amount of such options. The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by the Company from authorized shares. Payment for shares must be made by optionees in cash from their own funds. No payroll deductions or other installment plans have been established. No reports will be made to optionees under the Plan except in the form of updated information for the Prospectus. There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith.

     Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     The Plan will remain in effect until May, 2006 but may be terminated or extended by the Company's Board of Directors. Additional information concerning the Plan and its administrators may be obtained from the Company at the address and telephone number indicated under "Incorporation by Reference" above.

                        APPLICABLE SECURITIES LAW RESTRICTIONS

     If the optionee is deemed to be an "affiliate" (as that term is defined under the Securities Act of 1933, as amended), the resale of the shares purchased upon exercise of options covered hereby will be subject to certain restrictions and requirements. The Company's legal counsel may be called upon to discuss these applicable restrictions and requirements with any optionee who may be deemed to be an affiliate, prior to exercising an option.

     In addition to the requirements imposed by the Securities Act of 1933, the antifraud provisions of the Securities Exchange Act of 1934 and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to options.

     Up to 1,786,930 shares may be issued under the Plan. The Company has authorized 15,000,000 shares of Common Stock, of which 2,900,000 shares were outstanding as of December 31, 1997. Common shares outstanding and those to be issued upon exercise of options are fully paid and nonassessable, and each share of stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is a shareholder of the Company. Shareholders do not have the right to cumulate their votes for the election of directors.

     Directors must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and the rules thereunder upon the receipt or disposition of any options.

                                   TAX CONSEQUENCES

     If an option is exercised and if the optionee does not dispose of the shares acquired pursuant to the exercise within two years of the date of the granting of the option nor within one year from the transfer of the shares pursuant to exercise of the options, then there will not be any federal income tax consequences to the Company from either the exercise of the option or the receipt of the proceeds with respect to the exercise of the option. In such circumstances, the optionee would not be required to recognize any taxable income upon the exercise of the option.

     Furthermore, the sale of the shares received pursuant to the exercise of the option would result in long-term capital gain or long-term capital loss to the optionee based on the difference between the amount received with respect to such sale and the amount paid upon the exercise of the option.

     If an optionee exercised an option and sold the shares acquired pursuant to such exercise either within two years from the date of the granting of the option or within one year from the date of the transfer of such shares to him pursuant to his exercise of the option, then in general the Company would be entitled to a deduction for federal income tax purposes equal to lessor of: (i) the fair market value of the stock on the date of exercise over the option price of the stock; or (ii) the amount realized on disposition over the adjusted basis of the stock. The optionee would recognize income equal to the amount of the Company's deduction. The Company's deduction would be allowed, and the optionee's income would be taxable, in the year the optionee disposed of the shares. However, if the disposition occurs within two years of the date of the grant and the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized (generally any disposition other than to a related party), then the optionee's income and the Company's deduction would not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares. The Company expects that optionees will be required to exercise their options within five years from the date of grant although optionees may hold the shares issuable upon exercise of the options indefinitely.

     For options exercised after 1987, an individual generally must include in alternative minimum taxable income the amount by which the option price paid is exceeded by the fair market value at the time the individual's rights to the shares are freely transferable or are not subject to a substantial risk of forfeiture. The alternative minimum tax is payable only if the alternative minimum tax exceeds the regular income tax liability.

     The provision of Section 401(a) of the Code, relating to "qualified" pension, profit sharing and stock bonus plans, do not apply to the options or underlying shares covered hereby.

                                    LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed on for the Company by Gary A. Agron, 5445 DTC Parkway, Suite 520, Englewood, Colorado 80111.

                                       EXPERTS

     The financial statements of the Company incorporated by reference to the Company's definitive Prospectus dated September 23, 1997 for the years ended December 31, 1996 and 1995, were audited by AJ. Robbins, P.C., independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

     (a) The Registrant's definitive Prospectus dated September 23, 1997, included in the Registrant's Registration Statement on Form SB-2, file no. 333-29295 under the Securities Act of 1033 (the "Act"), which includes the Registrant's audited financial statements for the years ended December 31, 1996 and 1995.

     (b) The Registrant's Quarterly Report on Form 10-QSB for the quarters ended September 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 under the Act (file no. 333-29295), including any amendments or reports filed for the purpose of updating such description.

     (d)  All other reports and subsequent reports filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation provide that liability of directors to the Registrant for monetary damages is eliminated to the full extent provided by California law. Under California law, a director is not personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for authorizing the unlawful payment of a dividend or other distribution on the Registrant's capital stock or the unlawful purchases of its capital stock; or (iv) for any transaction from which the director derived any improper personal benefit.

     The effect of this provision in the Articles of Incorporation is to eliminate the rights of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including any breach resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of any securityholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care or any liability for violation of the federal securities laws.

     Insofar as indemnification for liabilities arising under the 1993 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The following is a list of Exhibits filed as part of the Registration
Statement:

     4.    1996 Stock Option Plan.

     4.1 Form of 1996 Incentive Stock Option Agreement under the 1996 Stock Option Plan

     4.2 Form of 1996 Non-Statutory Stock Option Agreement under the 1996 Stock Option Plan.

     5.02  Opinion of Gary A. Agron

     23.05 Consent of AJ. Robbins, P.C., independent certified public accountants

ITEM 9.  UNDERTAKINGS

     The Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in Registration Statement; (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 8th day of January, 1998.

                                       RETROSPETTIVA, INC.


                                       By: /s/ Borivoje Vukadinovic
                                          ------------------------------------
                                               Borivoje Vukadinovic
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                            Title                         Date
        ---------                            -----                         ----
 /s/ Borivoje Vukadinovic       President, Chief Executive Officer,    January 8, 1998
------------------------------  and Director
Borivoje Vukadinovic

 /s/ Michael D. Silberman       Chief Financial Officer (Principal     January 8, 1998
------------------------------  Accounting Officer), Secretary
Michael D. Silberman            and Director

 /s/ Ivan Zogovic               Manager - Export/Import                January 8, 1998
------------------------------  and Director
Ian Zogovic

 /s/ Mojgan Keywanfar           Accounting Manager and Director        January 8, 1998
------------------------------
Mojgan Keywanfar

 /s/ Donald E. Tormey           Director                               January 8, 1998
------------------------------
Donald E. Tormey

                                    EXHIBIT INDEX

Exhibit No.                        Exhibit                            Page No.
-----------                        -------                            --------

     4.        1996 Stock Option Plan.

     4.1 Form of 1996 Incentive Stock Option Agreement under the 1996 Stock Option Plan

     4.2 Form of 1996 Non-Statutory Stock Option Agreement under the 1996 Stock Option Plan.

     5.02      Opinion of Gary A. Agron

    23.05 Consent of AJ. Robbins, P.C., independent certified public accountants